UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada		89148
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 5, 2012, Pinnacle Entertainment, Inc. (the “Company”) entered into an Employment Agreement, effective as of April 5, 2012, with John A. Godfrey for the continuation of his role as the Company’s Executive Vice President, General Counsel and Secretary (the “Employment Agreement”). The Employment Agreement replaces the Amended and Restated Employment Agreement between the Company and Mr. Godfrey, dated December 22, 2008, as amended.

The Employment Agreement provides that Mr. Godfrey will earn an annual base salary of $475,000. Mr. Godfrey is also entitled to earn bonuses with respect to each year of the term with a targeted bonus of 80% of his annual salary determined under the Company’s Annual Performance Based Plan for Executive Officers as established by the Compensation Committee (the “Committee”) of the Board of Directors (the “Bonus Plan”). The parties contemplate that the setting of the targets and goals and the payment of bonuses under the Bonus Plan will be done in such a manner as to qualify such bonuses as “performance based” compensation under Section 162(m) of the Internal Revenue Code. Mr. Godfrey may also receive special bonuses in addition to his annual bonus eligibility at the discretion of the Board of Directors or the Committee. Any bonus paid to Mr. Godfrey may be in cash and/or restricted stock, as determined in the Company’s discretion.

The Employment Agreement provides for an initial term ending April 4, 2014; provided that commencing on December 6, 2014 and as of December 6 of each year thereafter (each a “Renewal Date”), the Employment Agreement will automatically renew for successive one-year periods, unless notice of non-renewal is provided in writing by either party at least one hundred and twenty days (120) days before the Renewal Date.

If Mr. Godfrey’s employment terminates for any reason other than dismissal for “cause” (as defined in the Employment Agreement), Mr. Godfrey would receive an annual bonus for the year of termination based on the actual financial results for the full year in which the termination occurred, prorated for the portion of the year before the termination.

If Mr. Godfrey’s employment is terminated by the Company without cause or by Mr. Godfrey for “good reason” (as defined in the Employment Agreement) other than within 18 months following a “change of control” (as defined in the Employment Agreement), Mr. Godfrey would be entitled to certain payments equal to 150% of the sum of his salary then in effect and the average annual bonus paid to Mr. Godfrey for the past three consecutive years (or such shorter period during which Mr. Godfrey is employed, with the bonus for any period of less than a full year being annualized). The salary component would be paid in monthly installments over 18 months, and the bonus component would be paid in two equal annual installments on the first and second anniversaries of the termination of employment. In addition, Mr. Godfrey would be entitled to receive any unpaid salary and a pro-rated bonus for the year of termination. Also, any outstanding unvested stock options, restricted stock or restricted stock units (the “Equity Grants”) at the date of termination which would otherwise vest during the twelve (12) months following termination shall immediately become vested and may be exercised by Mr. Godfrey until the earlier of the expiration of their stated terms or within one (1) year after termination. The remaining unvested Equity Grants shall immediately terminate. Further, Mr. Godfrey would also be entitled to receive continuation of health benefits coverage for himself and his dependents and disability insurance coverage for 18 months following termination.

If Mr. Godfrey’s employment is terminated by the Company without cause or he terminates for “good reason” on or in connection with a “change of control” (as such terms are defined in the Employment Agreement), Mr. Godfrey would be entitled to a lump sum payment of 150% of the sum of his salary then in effect and the average annual bonus paid to Mr. Godfrey for the past three consecutive years (or such shorter period during which Mr. Godfrey is employed, with the bonus for any period of less than a full year being annualized). In addition, Mr. Godfrey would be entitled to receive any unpaid salary and a pro-rated bonus for the year of termination. Also, all unvested Equity Grants, including any unvested replacement Equity Grants that may have been granted to him to replace unvested Equity Grants that expired by their terms in connection with a change of control, shall immediately become vested and may be exercised in accordance with their terms or within one (1) year after termination. To the extent that any unvested Equity Grants terminate by their terms at the time of or in connection with a change of control and replacement Equity Grants of at least equivalent value are not granted to Mr. Godfrey, then he shall receive as additional cash severance at the time of termination the consideration paid for the securities underlying the unvested expired Equity Grants at the time of the change of control less, to the extent applicable, (a) the exercise price or other consideration payable by him for the Equity Grants; and (b) the value of any replacement Equity Grants realized by him through or as a result of such termination. Further, Mr. Godfrey would also be entitled to receive continuation of health benefits coverage for himself and his dependents and disability insurance coverage for 18 months following termination.

Any payment on account of termination of Mr. Godfrey which is deemed to be “deferred compensation” under Internal Revenue Code Section 409A will be delayed for six months after the termination of employment, except in the case of Mr. Godfrey’s death.

Certain non-competition, no-hire-away, and non-solicitation covenants apply to Mr. Godfrey for specified periods following the termination of his employment under certain circumstances.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated April 5, 2012, between Pinnacle Entertainment, Inc. and John A. Godfrey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: April 6, 2012	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated April 5, 2012, between Pinnacle Entertainment, Inc. and John A. Godfrey